Exhibit 23.1






            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



Juniata Valley Financial Corp.
Mifflintown, PA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 14, 2005, relating to the consolidated financial statements of Juniata Valley Financial Corp. and, our report dated April 22, 2005, relating to the effectiveness of Juniata Valley Financial Corp.'s internal control over financial reporting appearing in the Company's Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2004, and our reports dated September 2, 2005, relating to the consolidated financial statements of Juniata Valley Financial Corp. and the effectiveness of Juniata Valley Financial Corp.'s internal control over financial reporting appearing in the Company's Quarterly Report on Form 10-Q/A for the six months ended June 30, 2005.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                  /s/ Beard Miller Company LLP


Pittsburgh, PA
October 14, 2005


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